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STATEMENT OF COMPUTATION OF EARNINGS PER SHARE                        Exhibit 11
INTErTAN, INC.
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(in thousands, except per share data)

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                                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                         ------------------------        -----------------------
                                                                                MARCH 31                         MARCH 31
                                                                           1997            1996             1997           1996
                                                                         -----------------------          ----------------------
PRIMARY EARNINGS PER SHARE
Net income.........................................................      $(5,133)        $(4,108)         $  (263)       $ 4,024
                                                                         =======================          ======================

Weighted average number of common shares outstanding...............       11,527          10,943           11,373         10,857

Weighted average number of common shares issuable under
 warrants and stock option plans, net of assumed treasury
 stock repurchases at average market prices........................           (a)             (a)              (a)           107
                                                                         -----------------------          ----------------------

Weighted average number of common and common equivalent
 shares outstanding..............................................         11,527          10,943           11,373         10,964
                                                                         =======================          ======================

Primary net income per average common share                              $ (0.45)        $ (0.38)         $ (0.02)       $  0.37
                                                                         =======================          ======================


FULLY DILUTED EARNINGS PER SHARE

Reconciliation of net income per statements to amounts used in computation of fully diluted net income per average common share:

Net income, as reported............................................      $(5,133)        $(4,108)         $ (263)        $ 4,024

Adjustments for assumed conversion of the 9% convertible subordinated debentures:

Add interest on the debentures.....................................           (a)             (a)             (a)          2,873
Add amortization expense on the debentures.........................           (a)             (a)             (a)            271
Less foreign exchange transaction gain recognized
 on the debentures.................................................           (a)             (a)             (a)           (117)
Less income tax effect on the debentures...........................            -              (a)              -          (1,069)
                                                                         -----------------------          ----------------------

Net income, as adjusted............................................      $(5,133)        $(4,108)         $  (263)       $ 5,982
                                                                         =======================          ======================

Reconciliation of weighted average number of shares outstanding to amount used in computation of fully diluted net income per average common share:

Weighted average number of shares outstanding......................       11,527          10,943           11,373         10,857

Adjustments for assumed conversion of 9% convertible
 subordinated debentures to common stock...........................           (a)             (a)              (a)         6,745

Adjustments for assumed exercise of warrants and stock options,
 net of assumed treasury stock repurchases at  period end prices...           (a)             (a)              (a)           107

Adjustment for converted debentures................................            -               -                -             13

Weighted average number of common and common equivalent shares
   outstanding, as adjusted........................................       11,527          10,943           11,373         17,722
                                                                         =======================          ======================

Fully diluted net income per average common shares.................      $ (0.45)        $ (0.38)         $ (0.02)       $  0.34
                                                                         =======================          ======================

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(a) These items are anti-dilutive and thus are omitted from the calculation.